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                                                                    Exhibit 21.1

                             LIST OF SUBSIDIARIES



Name                                               Jurisdiction of Incorporation
----                                               -----------------------------
AmericasDoctor Internet Operations, Inc.           Delaware
AmericasDoctor.com Coordinator Services, Inc.      Delaware